                                                                     Exhibit 5.2

            [LETTERHEAD OF SIMPSON THACHER & BARTLETT APPEARS HERE)


                                       March 3, 1995


PP&L Resources, Inc.
Two North Ninth Street
Allentown, Pennsylvania  18101

Dear Sirs:

        With respect to the Registration Statement on Form S-4 (the "Registration Statement") of PP&L Resources, Inc. (the "Company") relating to the issuance of not in excess of 156,392,018 shares of its Common Stock, par value $.01 per share ("Common Stock") in exchange for shares of common stock of Pennsylvania Power & Light Company ("PP&L") and 3,588,904 shares of Common Stock in connection with the Dividend Reinvestment Plan of PP&L (the "DRIP") which is to be assumed by the Company (together, the "Shares") we wish to advise you that in our opinion, when the Shares have been issued and exchanged in accordance with the transactions proposed in the Registration Statement, as the same may be amended, or under the DRIP and when the steps mentioned in the next paragraph have been taken, the Shares will be legally issued, fully paid and nonassessable.

        The steps to be taken which are referred to in the next preceding paragraph consist of the following:

        (1) Appropriate definitive action by the Board of Directors or Executive Committee of the Company;

PP&L Resources, Inc.                  -2-                    March 3, 1995


        (2) Appropriate action by and before the Pennsylvania Public Utility Commission;

        (3) Filing of Articles of Exchange with respect to the Shares with the Department of State of the Commonwealth of Pennsylvania;

        (4)  Compliance with the Securities Act of 1933, as amended;

        (5) Compliance with the Public Utility Holding Company Act of 1935, as amended; and

        (6) Issuance of the Shares in accordance with the corporate and governmental authorizations aforesaid.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. Insofar as this opinion relates to any matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of Michael A. McGrail, Esq., to be filed as an exhibit to the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm appearing in the Registration Statement under the caption "Legal Opinions".

                                 Very truly yours,

                                 /s/ Simpson Thacher & Bartlett

                                 SIMPSON THACHER & BARTLETT